UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 8, 2015
The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

NOT APPLICABLE
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On December 8, 2015, the Benefit Plans Committee of The Phoenix Companies, Inc. (the “Company”), acting pursuant to authority delegated by the Company’s Board of Directors, approved the amendment of the Company’s nonqualified excess 401(k) plan, The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan (as amended, the “Excess Plan”) primarily to eliminate the Company matching contribution to the Excess Plan for the 2016 Plan Year and thereafter. Certain of the Company’s officers, including its Named Executive Officers, are participants in the Excess Plan. A copy of the amendment is attached as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibit

        The following exhibit is filed herewith:

10.1	Fifth Amendment to The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan, As Amended and Restated Effective January 1, 2009.

* * * * *

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: December 11, 2015	By:	/s/ Jody A. Beresin
Name: Jody A. Beresin
Title: Executive Vice President and Chief Administrative Officer